Exhibit 99.2

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis (“MD&A”) for the fiscal years ended September 27, 2025, September 28, 2024 and September 30, 2023 should be read in conjunction with, and as a supplement to, our historical combined financial statements and the accompanying notes thereto (the “Combined Financial Statements”) and our unaudited pro forma condensed combined financial information and the accompanying notes thereto (the “Pro Forma Financial Information”) each of which is attached as an exhibit to, and incorporated by reference in, the Current Report on Form 8-K/A in which this MD&A appears, filed by FuboTV Inc.(“Fubo”) with the Securities and Exchange Commission on December 23, 2025 (the “Fubo Form 8-K/A”). The following MD&A relates to the Hulu Live Business (“we”, “us”, “our”). The following discussion may contain forward-looking statements. Actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include those factors discussed below, in the section of the Fubo Form 8-K/A captioned “Forward-Looking Statements,” and in Part II, Item 1A, “Risk Factors” of Fubo’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 filed by Fubo with the Securities and Exchange Commission on November 3, 2025 (the “Fubo 10-Q”).

Business Overview

The Hulu Live Business consists of acquiring live TV content and licensing such content to Hulu, LLC (“Hulu”) for a fee to distribute via a digital multichannel video programming distributor (“DMVPD”) service currently branded as “Hulu + Live TV” (the “HL DMVPD Service”). Accordingly, the Hulu Live Business’s operations primarily include the negotiation and administration of programming agreements for live TV content. The Hulu Live Business’s acquired live TV content includes 90+ sports, news, entertainment and kids’ channels, which include the four major broadcast networks, ABC, CBS, FOX, and NBC.

The Hulu Live Business has historically operated as part of Hulu, which is controlled and consolidated by The Walt Disney Company (“Disney”; Disney and its subsidiaries through which businesses are conducted, including Hulu, are collectively referred to as the “Disney Entities”). Historically, Hulu’s business included, among other things, acquiring live TV content, operating the HL DMVPD Service, developing and acquiring non-live sports and entertainment content and distributing such content directly to Hulu’s customers through its subscription video-on-demand (“SVOD”) direct-to-consumer service. The distribution of the Hulu + Live TV content on the Hulu platform, including the related subscription revenue, as well as the development, acquisition and distribution of non-live and live TV content in connection with Hulu’s SVOD direct-to-consumer service (and any premium add-on services thereto) is outside of the operations of the Hulu Live Business.

Business Combination with Fubo

On October 29, 2025 (the “Closing Date”), Disney, Hulu and Fubo, a publicly traded company that principally operates a DMVPD, completed their previously announced combination of the Hulu Live Business with Fubo’s business.

In connection with the consummation of the business combination of the Hulu Live Business with Fubo, (i) Hulu contributed the Hulu Live Business to a newly formed entity, Hulu Live LLC (“HL”), (ii) Hulu contributed HL, and thus the Hulu Live Business, to a newly formed entity, Fubo Operations LLC (“Newco”), (iii) Fubo underwent an “Up-C” reorganization and contributed its business to Newco in exchange for units in Newco (“Newco Units”) such that, after giving effect to such contribution, Hulu holds a number of Newco Units representing, in the aggregate, a 70% economic interest in Newco (calculated on a fully-diluted basis) and Fubo holds a number of Newco Units representing, in the aggregate, a 30% economic interest in Newco (calculated on a fully-diluted basis), and (iv) Fubo issued to Hulu shares of a newly created vote-only class of Fubo’s common stock representing, in the aggregate, a 70% voting interest in Fubo (calculated on a fully-diluted basis) (collectively, the “Fubo Transactions”). Immediately following the consummation of the Fubo Transactions, Newco became a consolidated subsidiary of Fubo, with the Fubo DMVPD service and the Hulu Live Business operating as separate businesses. Fubo is majority owned and controlled (70% interest (calculated on a fully diluted basis)) directly by Hulu and consolidated by Disney as the parent of Hulu.

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On the Closing Date, Hulu and HL entered into an agreement whereby HL, in exchange for a wholesale fee, granted to Hulu the right, license and obligation to distribute the HL DMVPD Service via the Hulu platform on a wholesale basis. In addition, HL is contractually entitled to a share of advertising revenues generated by the Disney Entities. The historical revenues within the Combined Financial Statements do not reflect the anticipated impacts of advertising revenues or the wholesale fee as calculated under the commercial arrangements, which is equal to 95% (initially) of carriage fee expenses incurred by the Hulu Live Business, but presented at 100% for purposes of the Combined Financial Statements included as Exhibit 99.3 to the Fubo Form 8-K/A and in this discussion. The commercial agreement has an initial term of five years following the Closing Date and will be renewable for an additional five-year term by mutual agreement. For further information on the Hulu Live Business and the impact of the Fubo Transactions on the Hulu Live Business, see Exhibit 99.4 to the Fubo Form 8-K/A.

BASIS OF PRESENTATION

Refer to Note 2 of the Combined Financial Statements included in Exhibit 99.3 to the Fubo Form 8-K/A for a discussion of the basis used to prepare the Hulu Live Business’s combined financial statements.

KEY FACTORS AFFECTING THE BUSINESS

The growth and future success of the Hulu Live Business depends on many factors that present significant opportunities while posing challenges that we must address. The financial condition and results of operations of the Hulu Live Business have been, and may be, affected by numerous factors including those presented below in the section of the Fubo Form 8-K/A captioned “Forward-Looking Statements,” and in Part II, Item 1A, “Risk Factors” of the Fubo 10-Q.

Content Acquisition and Renewal

The Hulu Live Business renews or renegotiates its linear network carriage agreements from time to time in the ordinary course of business. Consolidation and other market conditions in the cable, satellite and telecommunication distribution industry, including subscriber levels and other factors, may adversely affect our ability to obtain and maintain contractual terms that are as favorable as those currently in place. Less favorable pricing terms in new, renewed or extended carriage agreements may have an adverse impact on our operations.

Subscriber Acquisition and Retention and Brand Awareness

The Hulu Live Business depends on Hulu’s subscriber base to earn revenue, and the strength of the Hulu brand contributes to Hulu’s ability to attract and retain subscribers. Potential subscribers have numerous choices of streaming platforms and pay television providers. Hulu, and its competitors, attract subscribers from each other’s existing subscriber bases as well as from first-time purchasers of pay TV services.

Macroeconomic Factors

Macroeconomic factors such as inflation and recessionary trends have contributed to an environment of volatility and uncertainty. High interest rates and other macroeconomic headwinds have persisted in recent years. Consumers may modify their discretionary spending habits in light of economic conditions, which may have an adverse effect on Hulu’s subscriber base, thus impacting the Hulu Live Business’s wholesale fee.

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COMPONENTS OF RESULTS OF OPERATIONS

Revenues

The Hulu Live Business primarily generates revenue from licensing its acquired live TV content, which includes 90+ sports, news, entertainment and kids’ channels, to Hulu for distribution to end-consumers. In exchange, the Hulu Live Business receives a wholesale fee from Hulu equal to fixed per subscriber programming fees incurred to acquire the live TV content (see Costs of revenue below). The wholesale fee is recognized as revenue as the live TV content is provided to Hulu to provide to its customers.

Costs of revenue

Costs of revenue consist of acquired live TV content rights for which the Hulu Live Business pays a fixed per subscriber programming fee to the content licensor. These fees are recorded as an expense as the content is aired.

Marketing costs

The Hulu Live Business incurs general brand marketing and media costs, which include payroll and related expenses for internal personnel involved in marketing, as well as agency fees related to marketing the Hulu brand, all of which are allocated from Hulu.

General and administrative expenses

General and administrative expenses consist of expense allocations from Hulu and Disney for support functions provided to the Hulu Live Business, including employee related expenses for personnel involved in content acquisition and management as well as corporate, executive, and other administrative functions; charges for the use of shared assets such as facilities and software; and other expenses related to corporate functions that provide support to the Hulu Live Business.

RESULTS OF OPERATIONS

Comparison of the Years Ended September 27, 2025 and September 28, 2024

	Year Ended		$ Change	% Change
	September 27,	September 28,	Better	Better
(in thousands)	2025	2024	(Worse)	(Worse)
Revenues	$4,412,982	$4,219,630	$193,352	5%
Costs and expenses:
Costs of revenue	(4,401,139)	(4,208,655)	(192,484)	(5)%
Selling, general and administrative	(168,126)	(170,028)	1,902	1%
Total costs and expenses	(4,569,265)	(4,378,683)	(190,582)	(4)%
Operating loss	(156,283)	(159,053)	2,770	2%
Net loss	$(156,283)	$(159,053)	$2,770	2%

Higher revenues, consisting of wholesale licensing fees charged to Hulu at a rate equal to the Hulu Live Business’s subscriber-based programming costs, were driven by increased linear network carriage fees, which are included in the Hulu Live Business’s costs of revenue.

Higher costs of revenue were due to an increase in subscriber-based fees primarily attributable to rate increases, partially offset by lower subscriber volumes.

Decreases in selling, general and administrative expenses were not material to the results of operations.

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Comparison of the Years Ended September 28, 2024 and September 30, 2023

	Year Ended		$ Change	% Change
	September 28,	September 30,	Better	Better
(in thousands)	2024	2023	(Worse)	(Worse)
Revenues	$4,219,630	$3,845,619	$374,011	10%
Costs and expenses:
Costs of revenue	(4,208,655)	(3,837,718)	(370,937)	(10)%
Selling, general and administrative	(170,028)	(180,221)	10,193	6%
Total costs and expenses	(4,378,683)	(4,017,939)	(360,744)	(9)%
Operating loss	(159,053)	(172,320)	13,267	8%
Net loss	$(159,053)	$(172,320)	$13,267	8%

Higher revenues, consisting of wholesale licensing fees charged to Hulu at a rate equal to the Hulu Live Business’s subscriber-based programming costs, were driven by increased linear network carriage fees, which are included in the Hulu Live Business’s costs of revenue.

Higher costs of revenue were due to an increase in subscriber-based fees primarily attributable to rate increases, and, to a lesser extent, higher subscriber volumes.

Decreases in selling, general and administrative expenses were not material to the results of operations.

LIQUIDITY AND CAPITAL RESOURCES

The following table summarizes the cash flow activities of the Hulu Live Business for the periods presented:

	Year Ended
	September 27,	September 28,	September 30,
(in thousands)	2025	2024	2023
Cash used in operating activities	$(166,357)	$(140,216)	$(95,579)
Cash used in investing activities	—	—	—
Cash from financing activities	166,357	140,216	95,579
Net change in cash	$—	$—	$—

Net Cash Used by Operating Activities

Cash used in operating activities for the fiscal year ended September 27, 2025 increased by $26 million to $166 million compared to $140 million in the fiscal year ended September 28, 2024. The increase in cash used in operating activities was driven primarily by changes in working capital. The fiscal year ended September 27, 2025 reflects a net decrease in accounts payable and accrued liabilities compared to a net increase in accounts payable and accrued liabilities reflected in the fiscal year ended September 28, 2024. The changes in accounts payable and accrued liabilities were driven primarily by increases in effective rates for network carriage fees in the fiscal year 2024 that outpaced rate increases in the fiscal year 2025.

Cash used in operating activities for the fiscal year ended September 28, 2024 increased by $44 million to $140 million compared to $96 million in the fiscal year ended September 30, 2023. The increase in cash used in operating activities was driven primarily by changes in working capital. Accounts payable balances increased by a lesser amount in fiscal year 2024 than in the fiscal year 2023 due primarily to the timing of linear network carriage fee payments.

Net Cash Provided by Financing Activities

Cash provided by financing activities consists of net transactions with the Disney Entities. Disney utilizes a centralized approach to cash management and the financing of its operations; prior to the Closing Date, Disney provided funds to the Hulu Live Business under this centralized cash management approach. Cash transfers from Disney related to services provided by the Disney Entities to the Hulu Live Business were $166 million, $140 million, and $96 million for the fiscal years ended September 27, 2025, September 28, 2024, and September 30, 2023, respectively.

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Disney has committed that it will provide assistance to the Hulu Live Business to enable the Hulu Live Business to continue its operations and fulfill its obligations for the 12 month period following the issuance of the Combined Financial Statements. Management believes that the financial support from Disney will provide sufficient liquidity to meet the Hulu Live Business’s projected obligations for at least twelve months from December 23, 2025, the date the Combined Financial Statements were issued.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Combined Financial Statements and the reported amounts of revenues and expenses during the corresponding reporting period. Actual results could differ from those estimates.

Goodwill

The Hulu Live Business is required to test goodwill for impairment on an annual basis and, if current events or circumstances require, on an interim basis. The Hulu Live Business performs its annual test of goodwill for impairment in its fiscal fourth quarter.

Goodwill is allocated to reporting units, which are an operating segment or one level below the operating segment. Management determined that the Hulu Live Business comprises a single reporting unit.

To test goodwill for impairment, a qualitative assessment is performed to determine if it is more likely than not that the carrying amount of the Hulu Live Business’s reporting unit exceeds its fair value. If it is, a quantitative assessment is required. Alternatively, the Hulu Live Business may bypass the qualitative assessment and perform a quantitative test.

The qualitative assessment requires the consideration of factors such as recent market transactions, macroeconomic and industry specific conditions, and changes in projected reporting unit future cash flows.

The quantitative assessment compares the fair value of the reporting unit to its carrying amount, and, to the extent the carrying amount exceeds the fair value, an impairment of goodwill is recognized for the excess up to the total amount of goodwill.

Management performed a qualitative goodwill impairment assessment for the 2025, 2024 and 2023 fiscal years and, based on the assessment, no impairment charges of goodwill were recorded. At September 27, 2025, the Hulu Live Business did not identify any triggering events requiring an additional goodwill impairment assessment.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Prior to the Closing Date, the Hulu Live Business participated in a cash management arrangement with the Disney Entities, and accordingly, did not hold its own cash and did not have access to any of Disney’s credit facilities as a source of additional liquidity. These circumstances resulted in a historical net working capital deficit (i.e., total current liabilities in excess of total current assets) at the end of certain reporting periods. Management believes that the financial support from Disney effectively addresses potential future liquidity risk of the Hulu Live Business.

The Hulu Live Business’s revenues are subject to significant concentration risk from a single related party customer. The loss of this significant related party customer could have a material adverse effect on our business, financial condition, and results of operations.

ACCOUNTING STANDARDS NOT YET ADOPTED

During the fiscal year ended September 27, 2025, there were no accounting pronouncements that are significant or potentially significant to the Hulu Live Business.

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